As filed with the Securities and Exchange Commission on June 5, 2002
                                                   REGISTRATION  NO.  333-81270
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 TECHDYNE, INC.
             (Exact name of registrant as specified in its charter)

                FLORIDA                               59-1709103
     (State or other jurisdiction of       (I.R.S. Employer Identification No.)
     incorporation or organization)
                                               Barry Pardon, President
          2230 West 77th Street                 2230 West 77th Street
         Hialeah, Florida 33016                Hialeah, Florida 33016
             (305) 556-9210                        (305) 556-9210
    (Address, including zip code and      (Name, address, including zip code and
telephone number, including area code,       telephone number, including area
      of registrant's principal                 code, of agent for service)
          executive offices)

      It Is Requested That Copies Of Notices And Communications Be Sent To:

         LAWRENCE E. JAFFE, ESQ.                 WILLIAM KELLY, JR., ESQ.
           777 Terrace Avenue             Porter, Wright, Morris & Arthur, LLp
     Hasbrouck Heights, NJ 07604                  41 South High Street
            (201) 288-8282                        Columbus, Ohio 43215
                                                     (614) 227-2136

        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
If this Form is being filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

                                      CALCULATION OF REGISTRATION FEE
======================================================================================================
                                    Proposed          Proposed
Title Of Each                        Amount           Maximum            Maximum          Amount Of
Class Of Securities                   To Be        Offering Price       Aggregate       Registration
To Be Registered                 Registered (1)     Per Unit(1)     Offering Price(1)        Fee
-------------------------------  ---------------  ----------------  ------------------  --------------
Common Stock, $.01 par value          230,000(2)  $           1.00  $          230,000  $          55
Common Stock, $.01 par value          220,000(3)              3.25             715,000            171
Common Stock, $.01 par value           16,000(3)              4.00              64,000             15
Common Stock, $.01 par value           30,000(3)              2.00              60,000             14
-------------------------------  ---------------  ----------------  ------------------  --------------
Total                                                                       $1,069,000  $         255*
======================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
(2)  Represents common stock held for sale by seven of the selling shareholders.
(3) Represents shares of common stock issuable to and held for sale by the selling shareholders under options granted under a 1997 Stock Option Plan exercisable for periods ranging from June 22, 2002 ($3.25 options), to August 24 and December 14, 2002 ($4.00 options), to October 15, 2003 ($2.00 options).

*    Registration  Fee  previously  paid.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                    Preliminary Prospectus Dated June 5, 2002

                              Subject to Completion


                                 TECHDYNE, INC.

                         496,000 SHARES OF COMMON STOCK

     The 496,000 shares of common stock are being offered for sale by the selling shareholders, 13 persons, who directly own 230,000 shares and who own options exercisable into 266,000 shares. See "Selling Shareholders" on page 18. We will receive gross proceeds from the exercise of the options, assuming all the selling shareholders fully exercise their options, for an aggregate of $839,000. We will not receive any proceeds from the sale of the common stock by the selling shareholders. See "Use of Proceeds" on page 17.

     Our common stock trades on the Nasdaq SmallCap Market under the symbol "TCDN." On May 31, 2002, the closing price for our common stock was $1.30.

     INVESTMENT IN THE COMMON STOCK IS SPECULATIVE AND INVOLVES SUBSTANTIAL RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 8.

                                 _______________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 _______________











                  The date of this prospectus is June __, 2002.

                              ABOUT THIS PROSPECTUS

     You should rely on the information incorporated by reference or contained in this prospectus or any supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling shareholders are offering their 496,000 shares of common stock. The selling shareholders will not make an offer of the shares of common stock in any state where the offer is not permitted. We will not receive any proceeds from the sale of shares by the selling shareholders. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

     This preliminary prospectus is subject to completion prior to this offering. Among other things, this preliminary prospectus describes our company as we currently exist.

     See the section of this prospectus entitled "Risk Factors" starting at page 8 for a description of certain factors that you should consider before investing in the common stock offered. Also refer to the section of this prospectus entitled "Sale of Control" for a discussion of the change in control and management of our company.


                              AVAILABLE INFORMATION

     We file reports, information statements and other information with the SEC and Nasdaq. Those reports, information statements and other information may be inspected and obtained:

- at the Public Reference Room of the SEC, Room 1024 - Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549;

- at the offices of The Nasdaq Stock Market, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006; or

- from the internet site maintained by the SEC at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

     Prescribed rates or modest fees may be charged for copies. For more information on the public reference room, call the SEC at 1-800-SEC-0330.

     This prospectus is part of a registration statement that we filed with the SEC (Registration No. 333-81270). The registration statement contains more information than this prospectus regarding our company and our common stock, including certain exhibits. You can get a copy of the registration statement from the SEC at the address listed above or from its internet site.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the selling shareholders sell all their shares, or the options for their shares expire.

- The descriptions of our common stock contained in our registration statement filed pursuant to Section 12 of the Exchange Act on Form
     8-A declared effective October 2, 1995, and any amendment or report filed for the purpose of updating any description.

- Report to shareholders dated June 18, 2001, filed with the SEC under Rule 14f-1 of the Securities Exchange Act of 1934 relating to the change in control and management of our company.

- Annual Report on Form 10-K for the fiscal year ended December 31, 2001, including those portions of our Information Statement for the 2002 shareholders annual meeting incorporated by reference in the Form 10-K.

- Information Statement dated April 30, 2002, for our annual meeting of shareholders to be held on June 5, 2002.

-    Quarterly  Report  on Form 10-Q for the first quarter ended March 31, 2002.

- Amended Current Reports on Form 8-K/A filed with the SEC on February 14 and 25, 2002, regarding the change in our certifying accountant.

     On request, we will provide at no cost to each person, including any beneficial owner, who receives a copy of this prospectus, a copy of any or all of the documents incorporated in this prospectus by reference. Exhibits to any of those documents, however, will not be provided unless such exhibits are specifically incorporated by reference into those documents. Requests should be directed to David L. Watts, the Chief Financial Officer and Secretary of Techdyne, Inc., c/o Lytton, Incorporated, 1784 Stanley Avenue, Dayton, Ohio 45404, telephone no. (937) 220-9777 (fax no. (937) 223-1286).

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements within the meaning of the federal securities laws with respect to our company and its business. Certain of the forward-looking statements include our expectations, intentions, beliefs and strategies regarding the future of our growth and operations, the character and development of the electronics industry in which we are engaged as a manufacturer, anticipated revenues, our need for and sources of funding for expansion opportunities, expenditures, costs and income and similar expressions concerning matters that are not considered historical facts. Words such as "anticipate," "estimate," "expects," "projects," "intends," "plans" and "believes," and words and terms of similar substance used in connection with any discussions of future operating or financial performance, identify forward-looking statements. Such forward-looking statements, like all statements about expected future events, are subject to risks and uncertainties that could cause actual results to materially differ from those expressed in the statements in this prospectus, including the general economic, market and business conditions, opportunities pursued or not pursued by management, competition, conditions that may affect the industry in which we operate, such as our nation's current war on terrorism, and other factors discussed periodically in our reports and filings. Many of the foregoing factors are beyond our control. Among the factors that could cause actual results to differ materially are the factors detailed in the risks discussed in "Risk Factors" and other documents we file from time to time with the SEC. We base our forward-looking statements on information currently available to us. Although we believe our expectations reflected in these forward-looking statements are based on reasonable assumptions, we cannot assure you that our expectations will prove correct. Actual results and developments may differ materially from those conveyed in the forward-looking statements. We assume no obligation to revise these forward-looking statements to reflect events after the date made. Readers are cautioned not to place undue reliance on such forward-looking statements.

     This summary highlights some information from this prospectus and may not contain all the information that is important to you.


                               PROSPECTUS SUMMARY
OUR  COMPANY

     We are a contract manufacturer of electronic and electro-mechanical products, primarily manufactured to customer specifications and designed for original equipment manufacturers and distributors in the data processing, telecommunications, instrumentation and food preparation equipment industries. Our principal custom-designed products include complex PCBs, conventional and molded cables and wire harnesses, and electro-mechanical assemblies. In addition, we provide OEMs with value-added, turnkey contract manufacturing services and total systems assembly and integration. We also deliver manufacturing and test engineering services and materials management, with flexible and service-oriented manufacturing and assembly services for our customers' high-tech and rapidly changing products.

     Included among our customers are several Fortune 500 companies. For the year ended December 31, 2001, approximately 57% of our sales were made to five major customers. The only customer generating in excess of 10% of our sales was Illinois Tool Works, accounting for approximately 26% of our sales. The reduced sales to our major customers have had an adverse effect on our operations. We are aggressively seeking new business opportunities with existing and new customers, but there is no assurance we will be successful in generating additional sales, particularly in this recessionary economy.

     Effective June 27, 2001, control of our company was acquired by Simclar International Limited, which transferred the 71.3% ownership of our company it acquired to its parent, Simclar International Holdings Limited, each of which is a private United Kingdom company. Simclar International acquired approximately 55,000 shares of our common stock in the open market, and currently holds a 72.1% ownership of our company. Simclar International is engaged in the same electronic and electro-mechanical subcontract manufacturing industry as is our company. Simclar International is a larger company than ours, with sales for fiscal 2001 of approximately $62,000,000.

     We lease approximately 145,000 square feet of space for offices, manufacturing and warehousing in the United States located in Florida, Massachusetts, Ohio and Texas. Our lease in Houston, Texas for approximately 15,000 square feet of offices, warehouse and manufacturing space expires in August, 2002 and will not be renewed. Our lease for approximately 28,000 square feet in Hialeah, Florida runs through August, 2010, and is with our former parent, Medicore, Inc. We own an approximately 31,000 square foot facility in Livingston, Scotland that is for sale. That European facility, operated by our subsidiary, Techdyne (Europe) Limited, experienced reduced sales and revenues over the last two years. In May, 2001, Techdyne (Europe) entered into a management agreement with Simclar International under which Simclar manufactured for and provided necessary personnel to Techdyne (Europe), enabling Techdyne (Europe) to close down its manufacturing operations. In February, 2002, we transferred to Simclar International, at net book value, all operating assets and all liabilities of Techdyne (Europe), except the land and building. We plan to liquidate that European subsidiary when the property is sold.

     Techdyne was incorporated in Florida in 1976, organized under the name DAK Industries, Incorporated. We were acquired by Medicore, Inc. in 1982, and became a public company in 1985. Medicore sold its 71.3% ownership of our company to Simclar International on June 27, 2001. See "Sale of Control."

     Our executive offices are located at 2230 West 77th Street, Hialeah, Florida 33016. Our telephone number is (305) 556-9210 and our website address is www.tcdn.com.

COMMON  STOCK  OFFERED  BY  SELLING  SHAREHOLDERS:

     Directly  owned  . . . . . . . . . . . . . . .         230,000
     Obtainable  upon  exercise  of  options  . . .         266,000
                                                           --------
          Total . . . . . . . . . . . . . . . . . .         496,000

USE  OF  PROCEEDS

     Techdyne  . . . .. . . . . . . . . . . . . . .        $824,000  (after  expenses  of  approximately  $15,000)
                                                           assuming and upon selling shareholders' full exercise of their options;
                                                           exercise prices range from $2.00 per share (30,000 shares) to $3.25 per share (220,000 shares) to $4.00 per share (16,000 shares); proceeds to be added to working capital.

     Selling  shareholders  . . . . . . . . . . . .        Sale  of  common  stock, proceeds to selling shareholders; the  company receives no proceeds from the selling shareholders' sale  of  their common  stock.

                                      -5-

NASDAQ  SMALLCAP  SYMBOL  . . . . . . . . . . . . .        TCDN

OUTSTANDING  SHARES:

     Common  stock  . . . . . . . . . . . . . . . .        6,556,990

     To  be  outstanding  assuming  selling
     shareholders  exercise  all  of
     their  options  . . . . . . . . . . . . . . . .       6,822,990


RISK FACTORS . . . . . . . . . . . . . . . . . . . .       The purchase of the common stock involves a high degree of risk.  See  "Risk  Factors"  at  page  8.

SELECTED  FINANCIAL  DATA

     The following selected financial data for each of the five years ended December 31, 2001, have been derived from our audited consolidated financial statements. The selected financial data for the three months ended March 31, 2002 and 2001 are derived from our unaudited consolidated financial statements. Our audited and unaudited financial statements have been incorporated in this prospectus by reference. The selected financial data should be read in conjunction with the audited and unaudited financial statements.


                 Consolidated Condensed Statements of Operations
                     (in thousands except per share amounts)
                                   (unaudited)

                                                                      Three  Months
                               Years  Ended  December  31            Ended  March  31
                      ---------------------------------------------  ----------------

                        2001     2000     1999     1998    1997(1)    2002     2001
                      --------  -------  -------  -------  --------  ------   -------
Revenues              $37,042   $52,767  $48,383  $44,927  $33,169   $7,453  $ 13,253
Net income (loss)      (2,086)      565      303      798    1,426      241         1
Earnings per share:
 Basic                $  (.43)  $   .09  $   .05  $   .15  $   .32   $  .04  $    ---
 Diluted              $  (.43)  $   .09  $   .05  $   .13  $   .24   $  .04  $    ---

                      Consolidated Condensed Balance Sheet
                                 (in thousands)
                                   (unaudited)

                                              March 31, 2002
                                          ---------------------
                      December 31, 2001   Actual   As Adjusted
                      ------------------  -------  ------------
Working capital       $      8,859       $ 9,308     $  10,132
Total assets                21,209        20,573        21,397
Long-term debt               6,371         6,155         6,155
Total liabilities           12,230        11,350        11,350
Shareholders' equity         8,979         9,223        10,047
_______________



(1) Reflects operations of Lytton commencing August 1, 1997. Lytton was acquired on July 31, 1997.

     The "As Adjusted" information presented above reflects the pro forma effects of the receipt of approximately $824,000 of net proceeds from the sale of common stock offered by this prospectus upon exercise of the selling shareholders' options for 266,000 shares of common stock.

     Effective January 1, 2002 the Company adopted the provisions Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS No. 142), as discussed in Note 1 to our audited consolidated financial statements for the year ended December 31, 2001, which are incorporated in this prospectus by reference. The following table presents, in summary form, the estimated pro forma financial statement effects of our adoption of SFAS No. 142. The difference between historical and pro forma amounts relates solely to goodwill amortization.

                     (in thousands except per share amounts)
                                   (unaudited)

                                                              Three  Months
                            Years  Ended  December  31       Ended  March  31
                      --------------------------------------- ---------------

                        2001    2000   1999   1998     1997    2002     2001
                      --------  -----  -----  -----  --------  -----    -----
Net income (loss)      (2,659)    707    428    904    1,467     241       37
Earnings per share:
 Basic                $  (.41)  $ .11  $ .08  $ .17  $   .33   $ .04    $ .01
 Diluted              $  (.41)  $ .11  $ .07  $ .15  $   .25   $ .04    $ .01

                                  RISK FACTORS

     THE SHARES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. BEFORE MAKING AN INVESTMENT IN THE COMPANY, PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED BY THIS PROSPECTUS SHOULD GIVE CAREFUL CONSIDERATION TO THE FOLLOWING RISK FACTORS AFFECTING THE BUSINESS OF THE COMPANY AND ITS SECURITIES, TOGETHER WITH OTHER INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS.


Risk  Factors  Relating  to  Our  Business


THE  LOSS  OF  A  MAJOR  CUSTOMER  WOULD  ADVERSELY  AFFECT  US

     A substantial percentage, approximately 57%, of our sales for the year ended December 31, 2001, have been to five customers, the loss of any of which would adversely affect us. A substantial portion of our sales (26%) is with one major customer, Illinois Tool Works. There are no long-term contracts with any customer. Substantially all of our sales and reorders are subject to competitive bids. Sales are dependent on the success of our customers, some of which operate in businesses associated with rapid technological change, vigorous competition, short product life cycles, and pricing and margin pressures. Additionally, certain of the industries served by us are subject to economic cycles and have in the past experienced, and are likely in the future to experience, recessionary periods. Developments adverse to our major customers or their products could have an adverse effect on us. A variety of conditions, both specific to each individual customer and generally affecting each customer's industry, may cause customers to cancel, reduce or delay purchase orders and commitments without penalty, except for payment for services rendered, materials purchased and, in certain circumstances, charges associated with such cancellation, reduction or delay.

     In addition, we generate large accounts receivable in connection with our providing of electronic sub-contract manufacturing. If one or more of our customers experiences financial difficulty and is unable to pay for the services provided by us, our operating results and financial condition would be adversely affected. Three customers filed under Chapter 11 of the Bankruptcy Act since August, 2001. These customers owed us a total of $160,000 at the time of their filings, which may be uncollectable. We expect to continue to depend on the sales of a limited number of major customers.


SECURED  LOANS  -  EXISTENCE  OF  LIENS  ON  ALL  OF  OUR  ASSETS

     All of our assets and the assets of our subsidiary, Lytton, have been pledged as collateral for two bank loans. On October 24, 2001, we refinanced our existing bank loans of $10,400,000 of which approximately $7,256,000 was outstanding at the time of refinancing, with a $3,000,000 line of credit (expired May 31, 2002) and a $7,000,000 seven-year term loan. The refinancing was completed with the Bank of Scotland. The refinancing is at an interest rate at the LIBOR rate plus 1.5% for a one, three or six month period, at our option. We recently extended the term of the line of credit until May 31, 2003 on the same terms as the original loan, and elected an initial a 30-day interest period at an effective interest rate of 3.38%. The term loan specifies quarterly payments of $250,000 starting January 24, 2002. We and our subsidiary, Lytton, guaranteed the new financing.

OUR  CREDIT  FACILITIES  IMPOSE  OPERATIONAL  AND  FINANCIAL  RESTRICTIONS ON US

     Our credit facilities with the Bank of Scotland, which include a Facility Letter, a Working Capital Facility Letter, a Security Agreement, a Pledge Agreement, and a Guaranty, in addition to subjecting all our assets as security for the bank financing, includes substantial covenants that impose significant restrictions on us, including, among others:

General  Covenants

-    the credit facilities take priority over all our other obligations;
- we must maintain sufficient and appropriate insurance for our business and assets;
- we must maintain all necessary licenses and authorizations for the conduct of our business;
- we indemnify the bank against all costs and expenses incurred by it which arise as a result of any actual or threatened (i) breach of environmental laws; (ii) release or exposure to a dangerous substance at or from our premises; or (iii) claim for an alleged breach of environmental law or remedial action or liability under such environmental law which could have an adverse material effect;
- if environmental harm has occurred to our property securing the credit facility, we have to ensure we were not responsible for the harm, and we have to be aware of the person responsible and its financial condition; and
- a variety of pension and similar plans and ERISA conditions, including, among others notifying the bank of (i) material adverse changes in the financial condition of any such plan; (ii) increase in benefits; (iii) establishment of any new plan; (iv) grounds for termination of any plan; and (v) our affiliation with or acquisition of any new ERISA affiliate that has an obligation to contribute to a plan that has an accumulated funding deficiency.


Affirmative  Covenants

     Maintain:

- consolidated adjusted net worth greater than $9,000,000 for fiscal 2002 and $11,000,000 thereafter;
-    a ratio of consolidated assets to consolidated net borrowing not less than
     1.5 to 1 to June 30, 2002, and 1.75 to 1 thereafter;
- a ratio of consolidated trade receivables to consolidated net borrowing of not less than .5 to 1 to June 30, 2002, and .75 to 1 thereafter; and
- a ratio of consolidated net income before interest, income taxes and management fees to total consolidated interest costs of not less than 2 to 1.

Negative  Covenants

     Prohibit,  without  prior  written  consent  of  the  bank:

- granting or permitting a security agreement against our consolidated assets except for permitted security agreements;
- declaring or paying any dividends or making any other payments on our capital stock;

- consolidating or merging with any other entity or acquiring or purchasing any equity interest in any other entity, or assuming any obligations of any other entity, except for notes and receivables acquired in the ordinary course of business;
- incurring, assuming, guaranteeing, or remaining liable with respect to any indebtedness, except for certain existing indebtedness disclosed in our financial statements;
- undertaking any capital expenditures in excess of $1,000,000 in any one fiscal year;
-    changes in ownership of our company or Lytton, our 100%-owned subsidiary;
     and
- any material change in any of our business objectives, purposes, operation or taxes.

     Our ability to comply with these provisions may be affected by changes in our business condition or results of our operations, or other events beyond our control. The breach of any of these covenants would result in a default under our debt. At December 31, 2001, we were in violation of the interest coverage covenant. Although the Bank of Scotland has waived this default, there can be no assurance that defaults in these or other covenants will not occur in the future, nor can there be any assurance that our lender will waive future defaults. A default in the covenants would permit our lender to accelerate the maturity of our credit facilities and sell the assets securing them, which would cause the company to cease operations and seek bankruptcy protection.

     Our indebtedness requires us to dedicate a substantial portion of our cash flow from operations to payments on our debt, which could reduce amounts for working capital and other general corporate purposes. The restrictions in our credit facility could also limit our flexibility in reacting to changes in our business and increases our vulnerability to general adverse economic and industry conditions.

WE OPERATE IN A HIGHLY COMPETITIVE INDUSTRY AND OUR BUSINESS MAY BE HARMED BY COMPETITIVE PRESSURES

     Manufacture and assembly of electro-mechanical and electronic components is a highly competitive industry characterized by a diversity and sophistication of products and components. We compete with major electronics firms that have substantially greater financial and technical resources and personnel than we do. We also face competition from many smaller, more specialized companies. We believe the primary competitive factors are pricing, quality of production, prompt customer service, timely delivery, engineering expertise, and technical assistance to customers. Among this mix of competitive standards, we believe we are competitive with respect to delivery time, quality, price and customer service. Price sensitivity becomes a paramount competitive issue in recessionary periods, as we are now experiencing, and we may be at a competitive disadvantage with manufacturers with a lower cost structure, particularly off-shore manufacturers with lower labor and related production costs. To compete effectively, we must also provide technologically advanced manufacturing services, and respond flexibly and rapidly to customers' design and schedule changes. Our inability to do so could have adverse affects on us. Customers in our industry are price-sensitive and, particularly in the recent economic downturn, there was substantial pressure from customers to reduce our prices. Our ability to remain competitive depends on our ability to meet these customer and competitive price pressures while protecting our profit margins. We have been engaged in and will have to continue cost reductions in overhead, manufacturing processes, and equipment retooling, while maintaining product flow, inventory control, and just-in-time shipping to our customers. If we are unable to accomplish these factors, we will not be competitive, and our business and operating results will be adversely impacted.

OUR  REVENUES  ARE  CONTINGENT  ON  THE  HEALTH  OF  THE  INDUSTRIES  WE  SERVE

     We rely on the continued growth and financial stability of our customers who operate in the following industry segments:

-     data  processing;

-     telecommunications;

-     instrumentation;  and

-     food  preparation  equipment.

     These industry segments, to a varying extent, are subject to dynamic changes in technology, competition, short product life cycles, and economic recessionary periods. When our customers are adversely affected by these factors, we may be similarly affected.


MANUFACTURE OF ELECTRONIC AND ELECTRO-MECHANICAL PRODUCTS, PARTICULARLY DESIGNED FOR OEMS AND MANUFACTURED TO CUSTOMER SPECIFICATIONS, IS CYCLICAL, AND DEMAND FOR OUR PRODUCTS MAY DECLINE

     Our business depends substantially on both the volume of electronic and electro-mechanical production by OEMs in the data processing, telecommunications, instrumentation and food preparation industries, and new specifications and designs for these OEMs. These industries have been cyclical over the years, and have experienced oversupply as well as significantly reduced demand, as we are currently experiencing. Declining demand for our products and services may continue into the immediate future. The result of the economic downturn has resulted in lower capacity utilization of our manufacturing operations and a shift in product mix toward lower margin assemblies. OEMs may not increase production or may shift to new customer specifications and designs, in which case demand for our products and services may continue to slow. These changes in economic conditions and demand have resulted and may continue to result in customer rescheduling of orders and shipments, which affects our results of operations. Any continuation in the downturn in OEM products is anticipated to have an adverse effect on our business, financial condition, and operating results. Moreover, our need to invest in engineering, marketing, and customer services and support capabilities will limit our ability to reduce expenses, as we have been attempting to do, in response to such downturns.


WE DO NOT HAVE LONG-TERM CONTRACTS WITH CUSTOMERS, AND CANCELLATIONS, REDUCTIONS OR DELAYS IN ORDERS AFFECT OUR PROFITABILITY

     We do not typically obtain firm long-term contracts from our customers. Instead, we work closely with our customers to develop forecasts for upcoming orders, which are not binding, in order to properly schedule inventory and manufacturing. Our customers may alter or cancel their orders or demand delays in production for a number of reasons beyond our control, which may include:

-     market  demand  for  products;

-     change  in  inventory  control  and  procedures;

-     acquisitions  of  or  consolidations  among  competing  customers;

-     electronic  design  and  technological  advancements;  and

-     recessionary  economic  environment.

     Any one of these factors may significantly change the total volume of sales and affect our operating results, as has been the case with the recent recessionary environment and reduced demand for our customers' products and in turn, our products and services. In addition, since much of our costs and operating expenses are relatively fixed, a reduction in customer demand would adversely affect our gross margins and operating income. Although we are always seeking new business and customers, we cannot assure you that we will be able to replace deferred, reduced or cancelled orders.


SHORTAGES OF COMPONENTS SPECIFIED BY OUR CUSTOMERS WOULD DELAY SHIPMENTS AND ADVERSELY AFFECT OUR PROFITABILITY

     Substantially all of our sales are derived from electro-mechanical and subcontract electronic manufacturing in which we purchase components specified by our customers. In 2000, supply shortages curtailed production of certain assemblies using a particular component. Industry-wide shortages of electronic components, particularly components for PCB assemblies, had occurred. We did not experience any substantial supply shortages in 2001. Should our industry experience a rapid recovery, shortages of components most likely would occur, and we may be forced to delay shipments, which could have an adverse effect on our profit margins and customer relations. Because of the continued increase in demand for surface mount components, we anticipate component shortages and longer lead times for certain components to occur from time to time. Also, we typically bear the risk of component price increases that occur, which accordingly could adversely affect our gross profit margins. At times, we are forced to purchase components beyond customer demand on items which are in short supply. To the extent there is less customer demand or cancellations, we will have increased obsolescence. Due to the current difficult economic environment, there may be cut-backs and/or shut-downs of semi-conductor foundries, which could reinitiate component shortages.


TECHNOLOGICAL DEVELOPMENTS, SATISFYING CUSTOMER DESIGNS AND PRODUCTION REQUIREMENTS, QUALITY AND PROCESS CONTROLS ARE FACTORS IMPACTING OUR OPERATIONS

     Our existing and future operations are and will be influenced by several factors, including technological developments, our ability to efficiently meet the design and production requirements of our customers, increases in expenses associated with continued sales growth, our ability to control costs, our ability to evaluate new orders to target satisfactory profit margins, and our capacity to develop and manage the introduction of new products. We also may not be able to adequately identify new product trends or opportunities, or respond effectively to new technological changes. Quality control is also essential to our operations, since customers demand strict compliance with design and product specifications. Any deviation from our quality and process controls would adversely affect our relationship with customers, and ultimately our revenues and profitability.


OUR OPERATING RESULTS ARE SUBJECT TO ANNUAL AND QUARTERLY FLUCTUATION WHICH COULD NEGATIVELY IMPACT OUR STOCK PRICES

     There are a number of factors, beyond our control, that may affect our annual and quarterly results. These factors include:

-     the  volume  and  timing  of  customer  orders;

-     changes  in  labor  and  operating  prices;

-     fluctuations  in  material  cost  and  availability;

-     changes  in  domestic  and  international  economies;

-     timing  of  our  expenditures  in  anticipation  of  future  orders;

- increase in price competition, and competitive pressures on delivery time and product reliability;

-     changes  in  demand  for  customer  products;

-     the efficiency and effectiveness of our automated manufacturing processes;

-     market  acceptance  of  new  products  introduced  by  our  customers; and

-     uneven  seasonal  demands  by  our  customers.

     Any one or combination of these factors can cause an adverse effect on our future annual and quarterly financial results. Fluctuations in our operating results could materially and adversely affect the market price of our common stock, which has been declining over the last several years.


ENVIRONMENTAL LAWS MAY EXPOSE US TO FINANCIAL LIABILITY AND RESTRICTIONS ON OPERATIONS

     We are subject to a variety of federal, state and local laws and regulations relating to environmental, waste management, and health and safety concerns, including the handling, storage, discharge and disposal of hazardous materials used in or derived from our manufacturing processes. Proper waste disposal is a major consideration for printed circuit board manufacturers, which is a substantial part of our business, since metals and chemicals are used in our manufacturing process. Environmental controls are also essential in our other areas of electronic assembly. If we fail to comply with such environmental laws and regulations, then we could incur liabilities and fines and our operations could be suspended. This could also trigger indemnification of our lender under our credit facilities, as well as being deemed a default under such credit facilities. See Risk Factor above entitled "Our credit facilities impose operational and financial restrictions on us." Such laws and regulations could also restrict our ability to modify or expand our facilities, could require us to acquire costly equipment, or could impose other significant capital expenditures. In addition, our operations may give rise to claims of property contamination or human exposure to hazardous chemicals or conditions. Although we have not incurred any environmental problems in our operations, there can be no assurance that violations of environmental laws will not occur in the future due to failure to obtain permits, human error, equipment failure, or other causes. Furthermore, environmental laws may become more stringent and impose greater compliance costs and increase risks and penalties for violations.

Risk  Factors  Relating  to  Our  Common  Stock

SIMCLAR INTERNATIONAL CONTROLS 72.1% OF OUR COMMON STOCK AND THE AFFAIRS OF OUR COMPANY, AND WILL CONTINUE TO CONTROL OUR COMPANY AFTER THE SALES BY THE SELLING SHAREHOLDERS

     Simclar International acquired 71.3% of our common stock in June, 2001, and controls the affairs of our company. In September, 2001 Simclar announced its intention to acquire an additional 200,000 shares of our common stock. To date, Simclar has purchased 54,900 shares of our common stock in the open market, giving Simclar a 72.1% ownership of our company. Assuming the selling shareholders exercise all their options, this will result in an additional 266,000 shares outstanding. Nevertheless, Simclar will continue to own 69.3% of our company, and will therefore control the election of directors and approval of significant corporate actions. Our common stock does not provide for cumulative voting, and therefore, the remaining shareholders other than Simclar will be unable to elect any directors or have any significant impact in controlling the business or affairs of the company. The concentration of ownership with Simclar may also have the effect of delaying, deterring or preventing a change in control of our company, and would make transactions relating to our operations more difficult or impossible without the support of Simclar.


THE  PRICE  OF  OUR  SHARES  IS  VOLATILE

     The market price of our common stock has substantially fluctuated in the past, which resulted in its delisting from the Nasdaq National Market in 1992. In 1995, we completed a public offering of our common stock, which then was listed with the Nasdaq SmallCap Market and Boston Stock Exchange. On November 6, 1996, the common stock was relisted for trading on the Nasdaq National Market and delisted from the Boston Stock Exchange. On February 18, 2000, our common stock transferred to the Nasdaq SmallCap Market, since the market value of the public float was not equal to or greater than the minimum required for listing under the Nasdaq Marketplace Rules. The market price of our common stock has been as high as $8.13 in the first quarter of 1997 to as low as $.75 in the fourth quarter of 2000. Our common stock has limited trading volume, and it closed at $1.30 on May 31, 2002.

     There are a variety of factors which contribute to the volatility of our common stock. These factors include domestic and international economic conditions, stock market volatility, our reported financial results, fluctuations in annual and quarterly operating results, and general conditions in the contract manufacturing and technology sectors. Announcements concerning our company and competitors, our operating results, and any significant amount of shares eligible for future sale, including the 496,000 shares being offered through this prospectus by the selling shareholders, may also have an impact on the market price of our common stock. As a result of these factors, the volatility of our common stock prices may continue in the future.


SUBSTANTIAL MARKET OVERHANG FROM OUTSTANDING OPTIONS AND SHARES HELD BY THE SELLING SHAREHOLDERS AND OUR PARENT MAY ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK

     The selling shareholders own options exercisable at prices ranging from $2.00 to $4.00 per share for an aggregate of 266,000 shares of common stock, and they own 230,000 shares of common stock directly. These 496,000 shares, representing approximately 7.3% of our total outstanding shares (assuming all the options are exercised), are currently being offered by the selling shareholders. In addition, our parent, Simclar, owns 4,729,520 shares of common stock, or 72.1% of the outstanding shares (69.3% assuming exercise of the selling shareholders' options). Under the agreement in which it purchased the controlling interest in our company, Simclar agreed to acquire the shares as

"restricted securities" under the Securities Act of 1933, and not with a view to their distribution. However, restricted shares may be sold under Rule 144 of the Securities Act one year from their acquisition, which would be June 26, 2002, and Simclar, at any time, could register as many of its 4,729,520 shares of common stock as it desires, which could be well in excess of any limited amounts it could sell under Rule 144 without registration. Rule 144 entitles each person having owned restricted securities for a period of one year, to sell without registering the securities, every three months, an amount of shares which does not exceed the greater of 1% of the outstanding common stock or, since the common stock is trading on Nasdaq, the average weekly volume of trading as reported by Nasdaq during the four calendar weeks prior to the sale. Accordingly, the sale of the 496,000 shares by the selling shareholders and the potential sale of shares, whether under Rule 144 or through a registration statement, by Simclar International, may have an adverse affect on the market price of the common stock, and may hamper our ability to manage subsequent equity or debt financing, or otherwise affect the terms and timing of such financing.


WE HAVE NOT DECLARED DIVIDENDS, AND OUR CREDIT FACILITIES PROHIBIT US FROM PAYING DIVIDENDS

     Under Florida corporate law, holders of our common stock are entitled to receive dividends from legally available funds, when and if declared by our board of directors. We have not paid any cash dividends, and our board of directors does not intend to declare dividends in the foreseeable future. Our future earnings, if any, will be used to finance our capital requirements and fund our operations. We have experienced substantial losses for the year ended December 31, 2001. Even if we had available funds, our credit facilities under which we borrowed $10,000,000 in October, 2001, prohibit us from paying any dividends or making any other payments on our capital stock without the written consent of the lender. There can be no assurance that the lender will provide such consent.


POSSIBLE  DELISTING  OF  OUR  STOCK

     Our common stock trades on the Nasdaq SmallCap Market. There are certain criteria for continued listing on the Nasdaq SmallCap Market, known as maintenance requirements. Failure to satisfy any one of these maintenance listing requirements could result in our securities being delisted from the Nasdaq SmallCap Market. These criteria include two active market makers, maintenance of shareholders' equity of $2,500,000 (or alternatively, $35,000,000 in market capitalization or $500,000 in net income from operations in the latest fiscal year or two of the last three fiscal years), a minimum bid price for our common stock of $1.00, and at least 500,000 publicly held shares with a market value of at least $1,000,000, among others. Usually, if a deficiency occurs for a period of 30 consecutive business days (10 consecutive business days for failure to satisfy the minimum market capitalization requirement), the particular company is notified by Nasdaq and has 90 days (30 days in the case of market capitalization) to achieve compliance. Nasdaq has proposed adjustments to its SmallCap Market bid price grace period from 90 days to 180 days. Following this grace period, issuers that demonstrate compliance with the core initial listing standards of the SmallCap Market, which is either net income of $750,000 (determined from the most recently completed fiscal year or two of the most recently completed fiscal years), stockholders' equity of $5,000,000, or market capitalization of $50,000,000, will be afforded an additional 180-day grace period within which to regain compliance. If the company is unable to demonstrate compliance, the security is subject to delisting. The security might be able to trade on the OTC Bulletin Board, a less transparent trading market which may not provide the same visibility for the company or liquidity for its securities, as does the Nasdaq SmallCap Market. As a consequence, an investor may find it more difficult to dispose of or obtain prompt quotations as to the price of our securities, and may be exposed to a risk of decline in the market price of the common stock.

     In October 1999, we received notification from the Nasdaq Listing Qualification Department of the Nasdaq Stock Market that our common stock failed to maintain a market value of public float greater than $5,000,000, a maintenance requirement for continued listing on the Nasdaq National Market. Since we were unable to satisfy that maintenance requirement, we transferred our common stock for trading to the Nasdaq SmallCap Market in February 2000. The Nasdaq SmallCap Market requirement for market value float is $1,000,000. The publicly trading shares, exclusive of any affiliate ownership, which is the float for our common stock, is approximately 1,723,000 shares, and as the closing price of our shares on May 31, 2002 was $1.30, we satisfy that maintenance requirement. However, the low closing prices of our common stock for each quarter of 2001 was below $1.00, and our common stock traded as low as $.75 in the fourth quarter of 2000, and has limited trading volume. There is the risk of being delisted from the Nasdaq SmallCap Market should our common stock fail to maintain a minimum bid price of $1.00 per share for 30 consecutive days, as required by the Nasdaq Marketplace Rules. Such occurrence would generate a notice from Nasdaq that we have a 90-day period to reflect that our common stock traded at $1.00 or more for at least 10 consecutive trading days. Continued satisfaction of certain of the Nasdaq SmallCap listing maintenance requirements is beyond our control. There is no assurance that the company will continue to satisfy the minimum listing maintenance criteria, which without a timely cure, could cause our securities to be delisted from the Nasdaq SmallCap Market.


                                 SALE OF CONTROL

     On June 27, 2001, our shareholders approved the Agreement for Sale and Purchase of Shares dated April 6, 2001, under which Simclar International Limited, a private United Kingdom company, acquired 4,674,620 shares of our common stock (71.3% of our shares) from our former parent, Medicore, Inc. Simclar International Limited immediately transferred its controlling interest in our company to its parent, Simclar International Holdings Limited, also a private United Kingdom company owned by Samuel Russell and his wife, Christina Margaret Janet Russell, each a director of Simclar International and our company. Mr. Russell is also Chief Executive Officer of our company.

     Simclar acquired the controlling interest in our company from Medicore, Inc. for $10,000,000 plus earn-out payments of 3% of our net sales for the next three years, with a minimum aggregate earn-out of $2,500,000 and a maximum aggregate earn-out of $5,000,000. It was also agreed that Simclar use its best efforts to refinance our long-term debt, which Simclar did, enabling us to repay our outstanding indebtedness of approximately $193,000 to Medicore on October 29, 2001. Simclar and Medicore made a variety of customary representations and covenants under the Agreement for Sale and Purchase of Shares, one noteworthy one being Simclar's covenant not to finance the purchase of control with any pre-arranged sale of our assets, provided Simclar would be permitted to close or dispose of our facilities or assets for valid corporate purposes. Simclar also agreed to register the shares of common stock included in this prospectus. See "Selling Shareholders."

     In April 2001, as a result of continuing operating losses, we determined to discontinue our manufacturing operations in Scotland through our subsidiary, Techdyne (Europe) Limited. We incurred a cost of approximately $225,000 for closing our Scottish manufacturing operations, primarily from post-employment benefits. In May 2001, Techdyne (Europe) entered into a management agreement with Simclar, terminable on 30 days' notice, under which Simclar manufactured products for that subsidiary, and assisted it in management coordination. Simclar received a service charge for the cost of such personnel and the cost of providing any administrative services based on the actual costs incurred by Simclar. We paid Simclar $1,250,000 under that management agreement, which was terminated following the transfer of the assets of Techdyne (Europe) to Simclar International in February, 2002.

     Upon Simclar's acquisition of control of our company, management also changed. Of the original executive officers, only Barry Pardon, President and director, and Lytton Crossley, director, continue in their original positions. Joseph Verga, formerly Senior Vice President and director, no longer holds those positions, but he continues as a member of our management. Mr. Thomas K. Langbein, Chairman of the Board and Chief Executive Officer of our company and Medicore, of which former parent he is also President, and directors Peter D. Fischbein, Anthony C. D'Amore and Edward Diamond resigned upon completion of the sale of control. Messrs. Fischbein and D'Amore are directors of Medicore. Additions to our management upon the change in control are: (i) Samuel Russell, managing director of Simclar International and 90% owner of Simclar International Holdings, who is Chairman of the Board and Chief Executive Officer of our company; (ii) his wife, Christina Margaret Janet Russell, a director of Simclar International and 10% owner of Simclar International Holdings, who is a director of our company; and (iii) three new directors, Thomas Foggo, senior partner of Skene Edwards, W.S., counsel to Simclar, John Ian Durie, Finance Director of Simclar International Holdings and formerly a partner of Deloitte & Touche, and Kenneth Greenhalgh, a management consultant to Simclar. Our by-laws were amended to increase the board of directors to nine members effective upon completion of the sale of control. There remain two vacancies on the board.

                                 USE OF PROCEEDS

     Assuming exercise of all of the 266,000 options owned by the selling shareholders, we would realize net proceeds of approximately $824,000, based on $15,000 in estimated expenses of this offering. The selling shareholders own options for 30,000 shares exercisable at $2.00, options for 220,000 shares exercisable at $3.25 per share, and options for 16,000 shares exercisable at $4.00 per share.

     Not since the first quarter of 2000 has our common stock traded in excess of $3.25, and the high closing price of our stock for fiscal 2001 was $1.50. Coupled with the facts that our common stock does not trade actively, that we have experienced substantial losses for the year ended December 31, 2001, and the closing price of our common stock on May 31, 2002 was $1.30, it appears unlikely that options will be exercised in the near future. Accordingly, there is little likelihood that we will receive any proceeds from the exercise of the options any time soon, if ever.

     We will not receive any proceeds from the sale of any shares of common stock by the selling shareholders, whether sales result from their direct ownership of 230,000 shares of common stock or from common stock they obtain upon exercise of their options. We are bearing the registration expenses of the selling shareholders up to $10,000 in accordance with the Agreement for Sale and Purchase of Shares. The selling shareholders are responsible for any brokerage commissions they may incur as a result of their sales of common stock, expenses of their counsel, and expenses of this registration in excess of $10,000 exclusive of our counsel fees.

     Proceeds upon option exercises would become part of our working capital. We reserve the right to use portions, even significant portions, of any net proceeds realized from the exercise of the selling shareholders' options in such manner as we deem appropriate for the needs of the company. Change in use of proceeds may become necessary or desirable based upon unforeseen future events, including expenses and complications frequently encountered by businesses, as well as changes in economic conditions.

                              SELLING SHAREHOLDERS

     The following table sets forth certain information with respect to the selling shareholders and their common stock ownership before and after their proposed sale of their shares. Our company will not receive any of the proceeds from the sale of the selling shareholders' common stock. The notes to the table describe, among other matters, the existing and former relationships of each selling shareholder to our company.

                                                         Amount     Beneficial
                          Beneficial  ownership        of common   ownership
                            before  offering           stock  to     after
Name                       Direct     Options    %(1)  be offered  the sale(2)
---------------------   -----------  ---------- -----  ----------  -----------
Thomas K. Langbein(3)    80,000(4)+  100,000(5)  2.7    180,000      -0-
Joseph Verga(6)          53,334(7)+   65,000(8)  1.8    115,000   3,334*
Peter D. Fischbein(9)   40,000(10)+   15,000(5)    *     55,000      -0-
Lawrence E. Jaffe(11)   30,000(12)+   20,000(5)    *     50,000      -0-
Daniel R. Ouzts(13)          10,000   15,000(5)    *     25,000      -0-
Nathan Whipple(14)              -0-  18,000(15)    *     18,000      -0-
Anthony C. D'Amore(16)  25,000(17)+    7,500(5)    *     17,500  15,000*
Seymour Friend(18)      41,333(19)+    5,000(5)    *     15,000  31,333*
Lucia D'Amore(20)               -0-    7,500(5)    *      7,500      -0-
Edward Diamond(21)              -0-   5,000(22)    *      5,000      -0-
Jerry St. Jacques(23)           -0-   3,000(24)    *      3,000      -0-
Dave Jones(23)                  -0-   3,000(24)    *      3,000      -0-
Leisa Young(23)                 -0-   2,000(24)    *      2,000      -0-

+ A certain portion of such shares is security for promissory notes issued to Techdyne by the selling shareholders for exercise of their 1995 options; is being held in escrow; and is only saleable at such time the notes, whether from the sale of the shares or otherwise, are fully satisfied, in principal and accrued interest. See notes below.
*    Less  than  1%
____________________

(1)  Based on 6,556,990 shares of common stock outstanding.
(2) Assumes selling shareholders other than Joseph Verga, Seymour Friend and Anthony C. D'Amore sell all of their common stock.
(3) Former Chairman of the Board and Chief Executive Officer of our company. See "Sale of Control." Chairman of the Board and Chief Executive Officer of Medicore, Inc. and of Dialysis Corporation of America, an approximately 62% owned public subsidiary of Medicore. Mr. Langbein is also President and an approximately 25% beneficial owner of Medicore, and an approximately 6% beneficial owner of Dialysis Corporation of America. His children own in the aggregate approximately 1% of Medicore. Mr. Langbein disclaims the stock ownership of his children, since they are independent.
(4) Includes 31,400 shares held in escrow securing a $59,128 note with interest accruing at 6.19% issued for exercise in February 2000, of his 1995 option for 40,000 shares of common stock.
(5)  Exercisable at $3.25 per share to June 22, 2002.
(6) Formerly Senior Vice President, director and Treasurer of our company. See "Sale of Control." Mr. Verga has an approximately 1% beneficial ownership of Medicore.
(7) Includes 19,625 shares held in escrow securing a $36,955 note with interest accruing at 6.19% issued for exercise in February 2000, of his 1995 option for 25,000 shares of common stock.

(8) Includes an option exercisable for (i) 50,000 shares at $3.25 per share through June 22, 2002; and (ii) 15,000 shares at $2.00 per share through October 15, 2003.
(9) Former director of our company. See "Sale of Control." Director of Medicore. Mr. Fischbein is an approximately 1% beneficial owner of Medicore. His wife beneficially owns approximately 6% of Medicore, including 100,000 shares held in trust for their son and 21,175 shares held in trust for Mr. Fischbein's married daughter, of which trusts his wife is trustee. Mr. Fischbein disclaims all such beneficial ownership by his wife, who is financially independent and maintains separate bank and brokerage accounts.
(10) Includes 19,220 shares held in escrow securing a $36,225 note with interest accruing at 6.19% issued for exercise in February 2000, of his 1995 option for 20,000 shares of common stock.
(11) Former Secretary and counsel of our company. Secretary and counsel to Medicore and Dialysis Corporation of America and a director of Medicore. Mr. Jaffe is an approximately 4% beneficial owner of Medicore and of Dialysis Corporation of America. His children own in the aggregate 3.5% of Medicore and approximately 3% of Dialysis Corporation of America. Mr. Jaffe disclaims beneficial ownership of the stock ownership of his children, since they are independent. See "Legal Matters."
(12) Includes 10,000 shares held in escrow securing a $18,843 note with interest accruing at 6.19% issued for exercise in February 2000, of his 1995 option for 10,000 shares of common stock.
(13) Former Vice President and Controller of our company. Mr. Ouzts is a Vice President (Finance), Principal Financial Officer, Controller and Treasurer of Medicore and Vice President, Chief Accounting Officer and Treasurer of Dialysis Corporation of America, a subsidiary of Medicore. Mr. Ouzts is the beneficial owner of approximately 2% of Medicore.
(14) General Manager of our Massachusetts operations.
(15) Includes an option for (i) 3,000 shares exercisable at $4.00 per share through August 24, 2002; and (ii) 15,000 shares exercisable at $2.00 per share through October 15, 2003.
(16) Former director of our company. See "Sale of Control." Director of Medicore. Mr. D'Amore is an approximately 4% beneficial owner of Medicore.
(17) Includes (i) 15,000 shares held in an IRA rollover account; and (ii) 5,000 shares held in escrow securing a $9,422 note with interest accruing at 6.19% issued for exercise in February 2000, of his 1995 option for 10,000 shares of common stock.
(18) Vice President and director of Medicore. Mr. Friend is a beneficial owner of approximately 7% of Medicore.
(19) Includes 5,000 shares held in escrow securing a $5,425 note with interest accruing at 6.19% issued for exercise in February 2000, of his 1995 option for 10,000 shares of common stock.
(20) Former wife of Anthony C. D'Amore. Acquired 50% of Mr. D'Amore's option under a June 2001 divorce settlement.
(21) Former director of our company. See "Sale of Control."
(22) Exercisable at $4.00 per share through August 24, 2002.
(23) Employee.
(24) Exercisable at $4.00 per share through December 14, 2002.

                              PLAN OF DISTRIBUTION

     The 230,000 shares of our common stock held directly are being offered for sale by the selling shareholders. In addition, we are registering the selling shareholders' 266,000 shares of common stock obtainable upon exercise of their options. The aggregate of the 496,000 shares of common stock may be sold by the selling shareholders, or by their pledgees, donees, transferees or other successors in interest. Such sales may be made from time to time:

- in transactions (which may include block sales) on the Nasdaq SmallCap Market or such other national securities exchange or automated
     Interdealer quotation system on which shares of our common stock are then listed;
-    in negotiated transactions; or
- through a combination of such methods of sale, at fixed prices, that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

     The common stock may be sold directly to purchasers or through underwriters, agents or broker-dealers by one or more of the following means:

- ordinary brokerage transactions and transactions in which the broker solicits purchasers;
- purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; and
- a block trade in which the broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction.

     Any such underwriters, agents or broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of the shares for which such underwriters, agents or broker-dealers may act as agents or to whom they sell as principals, or both, which compensation as to an underwriter, agent or particular broker-dealer will be negotiated and may be in excess of customary compensation. If required by applicable law at the time a particular offer of common stock is made, the terms and conditions of such transaction will be set forth in a supplement to this prospectus.

     The selling shareholders and any underwriters, agents or broker-dealers who act in connection with the sale of the shares of common stock hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any compensation received by them might be deemed to be underwriting discounts and commissions under the Securities Act.

     The selling shareholders will pay all applicable stock transfer taxes, transfer fees and brokerage commissions or underwriting or other discounts, their counsel fees, and expenses of this registration in excess of $10,000 exclusive of our counsel fees. As part of the Agreement for Sale and Purchase of Shares with Simclar, we had agreed to (i) register the shares of common stock for the selling shareholders; (ii) bear the expenses in connection with the registration of the shares being offered by such selling shareholders up to $10,000; (iii) keep the registration statement effective until the earlier of December 26, 2004, or until the selling shareholders' common stock is no longer restricted stock and accordingly, no longer needs to be registered; (iv) file an earnings statement 18 months after the effective date of this registration statement; and (v) indemnify the selling shareholders against certain liabilities, including liabilities under the Securities Act. The selling shareholders, individually, have also indemnified us against any material omissions or misrepresentations in the information which they have provided to us relating to themselves and their shares for inclusion in this prospectus.

     The selling shareholders have advised our company that they have not entered into any agreements, understandings or arrangements with any underwriters or other broker-dealers regarding the sale of their common stock. The selling shareholders have entered into an agreement of power of attorney appointing two of the selling shareholders, Thomas K. Langbein and Lawrence E. Jaffe, as attorneys-in-fact to coordinate the registration and transfer of certain of the shares of common stock securing the promissory notes on behalf of the selling shareholders. The attorneys-in-fact receive no fee for acting as such on behalf of the selling shareholders. There is no obligation of any selling shareholder to sell any portion of their shares of common stock. Mr. Jaffe is the escrow agent holding certain shares of common stock collateralizing the promissory notes issued by the selling shareholders to us for the exercise of their 1995 options.

     Regulation M under the Securities Exchange Act of 1934 prohibits persons engaged in a distribution of securities from bidding or from purchasing (including offers to bid or purchase) the common stock being distributed until their distribution is completed. One of the purposes of Regulation M is to preclude persons with a financial interest in a distribution from affecting the integrity of the independent pricing mechanisms of the market for the securities that are in distribution.

     Distribution is defined broadly, distinguishing the concept from ordinary trading transactions, with certain criteria such as the magnitude of the offering and the presence of special selling efforts and selling methods. The definition applies to "shelf offerings" of securities as is the case with secondary offerings by selling stockholders from time to time in the open market at current market prices. Whether sales by the selling shareholders are deemed to be a distribution under Regulation M depends, among other factors, on the amount of securities registered, the public float, the trading volume and the presence of any special selling effort. If it is determined that a distribution exists, the bidding for and the purchasing prohibitions of Regulation M will apply to those securities being distributed by those persons participating in the distribution.

     Since there may be extended periods during which there are no selling efforts under an effective shelf-registered securities offering, the SEC believes it is unnecessary to subject issuers, broker-dealers, selling shareholders and other persons who may be deemed participating in the offering to the strict prohibitions of bidding for, purchasing or inducing others to purchase the securities subject to the distribution throughout the life of the shelf registration. In situations where a broker-dealer sells shares on behalf of a selling security holder in ordinary trading transactions into an independent market without any special selling efforts, the offering will not be considered a distribution.

     The selling shareholders have been apprised of the restrictions of Regulation M and have agreed to abide by their obligations under the Exchange Act. Nothing in this prospectus is deemed a determination as to whether this shelf-registered offering by the selling shareholders is a distribution, whether any selling shareholders may be deemed an underwriter, or at what point the prohibition relating to selling shareholders bidding for or purchasing our common stock commences or relaxes.

                            DESCRIPTION OF SECURITIES

COMMON  STOCK

     Techdyne is authorized to issue 10,000,000 shares of common stock, $.01 par value. As of May 31, 2002, there were 6,556,990 shares of common stock outstanding held by approximately 620 shareholders.

     The holders of the common stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. Cumulative voting is not allowed, with the result that Simclar International, which parent company presently owns 72.1% of our company, can and does elect all of the directors and has the ability to determine all matters submitted for shareholder approval, and the minority shareholders cannot independently elect any directors or cause any significant impact on voting of any matters.

     Common stockholders are entitled to share pro rata in any dividends that may be declared by the board of directors from funds legally available. No dividends have been declared or paid by our board of directors and none are anticipated in the foreseeable future. Under our credit facilities, dividends may only be paid with the consent of our lender.

     Upon any dissolution, liquidation or winding-up of the company, the common stockholders will be entitled to share pro rata in all distributions made after payment of or provision for the payment of all debts and prior claims.

     The common stockholders have no preemptive or other subscription rights, and there are no conversion rights, redemption or sinking fund provisions with respect to the common stock. All outstanding shares of common stock are, and the shares of common stock issuable upon exercise of the outstanding options, upon full payment, will be non-assessable.

OPTIONS

     There are currently outstanding an aggregate of 411,000 options granted under the company's 1997 Stock Option Plan, of which 260,000 options are non-qualified options and 151,000 options are incentive options. The expiration and exercise prices of the options are as follows:

     320,000     exercisable  at  $3.25  to  June  22,  2002
      10,000     exercisable  at  $4.00  to  June  29,  2002
      13,000     exercisable  at  $4.00  to  August  24,  2002
       8,000     exercisable  at  $4.00  to  December  14,  2002
      60,000     exercisable  at  $2.00  to  October  15,  2003

     The options are held by 16 persons; three are officers and directors of our company or our subsidiary, Lytton, six are employees, five are former officers and/or directors, all of whom are affiliated with Medicore, our former parent, one is a director of Medicore formerly our Secretary and counsel, and one is an officer and director of Medicore who has never been affiliated with our company.

     The 266,000 shares of common stock obtainable upon exercise of the options and the 230,000 shares of common stock directly owned by the selling shareholders are the 496,000 shares of common stock included in this prospectus for the selling shareholders. See "Selling Shareholders" and "Plan of Distribution."

     Certain  principal  provisions  of  the  options  include:

- at the discretion of our board, options may be exercised either with cash, common stock with fair market value equal to cash exercise price, optionee's personal recourse or non-recourse note, at the discretion of the board, or assignment to the company of sufficient proceeds from sale of common stock acquired upon exercise of the option with an authorization to the broker to pay that amount to the company, or any combination of such payments;
- options are non-transferable, except by laws of descent and distribution or change in control;
- forced redemption at formulated prices upon change in control of the company which includes (i) sale of substantially all the assets of the company or its merger or consolidation; (ii) majority of board changes other than by election of shareholders pursuant to board solicitations or vacancies filled by board by death or resignation, (iii) a person or group acquires or makes a tender offer for at least 25% of the company's common stock; optionee may waive redemption; and
-    adjustments  for  changes  in  capitalization
  -    proportionate  for  stock  dividends  and  stock  splits;
  -    consolidations  and  mergers  if  our  company  survives;  and
  - other recapitalizations or reorganizations and securities of our company or another are issued with respect to outstanding shares.


TRANSFER  AGENT

     The transfer agent for the common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.


                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our certificate of incorporation and by-laws provide that the company shall indemnify to the fullest extent permitted by Florida law any person whom it may indemnify thereunder, including directors, officers, employees and agents of the company. Such indemnification, other than as ordered by a court, shall be made by the company only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel or by the shareholders. In addition, our certificate of incorporation provides for the elimination, to the extent permitted by Florida law, of personal liability of our directors for monetary damages for breach of fiduciary duty as directors.

     Section 607.0850 of the Florida General Corporation Act provides that a corporation shall have power to indemnify any person who was or is a party to any proceeding by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful.

     In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Pursuant to the agreement in which Simclar International acquired control of our company, we agreed to register the shares of common stock included in this prospectus. That agreement also included terms for the company and the selling shareholders to provide mutual indemnifications from any loss, claim, damage or liability to which each may become subject arising out of any untrue statement of a material fact, or an omission of a material fact that would otherwise make the statements in this prospectus or any documents incorporated by reference, in light of the circumstances under which they were made, misleading by such other person.

     However, we shall not be liable to the extent any loss or claim is based upon an untrue statement made in this prospectus if it was based on written information furnished to us by any such indemnified person. Selling shareholders are only liable under their indemnification of our company and our officers, directors and controlling persons to the extent any untrue statement or omission was provided to us in writing expressly for inclusion in this registration statement and prospectus. Each of our and the selling shareholders' indemnification includes reasonable legal and other expenses incurred by any of the indemnified parties in connection with investigating or defending any indemnified action or claim.

     Of the 13 selling shareholders, six were officers and/or directors and five are employees of our company.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

     The validity of our common stock offered by this prospectus issuable upon the exercise of the options will be passed upon by Porter, Wright, Morris & Arthur, LLP, 41 South High Street, Columbus, Ohio. Certain legal matters in connection with the offering will be passed upon for the selling shareholders by Lawrence E. Jaffe, Esq., 777 Terrace Avenue, Hasbrouck Heights, New Jersey. Mr. Jaffe is a selling shareholder and former Secretary and counsel to our company. Mr. Jaffe is Secretary and counsel to our former parent, Medicore, and its 62% owned public subsidiary, Dialysis Corporation of America. He is also a shareholder of each of those companies and a director of Medicore. See "Selling Shareholders." Mr. Jaffe represented our company through August 2001, for which he received professional fees of approximately $35,000. He also receives professional fees from Medicore and Dialysis Corporation of America, which aggregated approximately $237,000 for the year ended December 31, 2001.

                                     EXPERTS

     The audited consolidated financial statements of our company incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2001 have been so incorporated by reliance on the report of PricewaterhouseCoopers LLP, independent accountants for the year ended December 31, 2001, and upon the report of Wiss & Company, LLP, independent accountants, for the two years ended December 31, 2000 and 1999, given on the authority of those firms as experts in auditing and accounting.

____________________________________   _________________________________________
____________________________________   _________________________________________


  496,000 SHARES OF COMMON STOCK        We have not authorized any dealer, sales
                                        person or any other person to give any
                                        information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not constitute any offer to sell or buy any security in any jurisdiction where it is unlawful.


          TECHDYNE, INC.
                                                  TABLE OF CONTENTS
                                                                           Page
                                                                           ----
                                        About this Prospectus. . . . . . . .  2
                                        Available Information. . . . . . . .  2
                                        Incorporation of Certain
                                         Information By Reference  . . . . .  2
                                        Cautionary Notice Regarding
                                         Forward-Looking Statements. . . . .  4
 ____________________________________   Prospectus Summary   . . . . . . . .  4
                                        Risk Factors   . . . . . . . . . . .  8
           PROSPECTUS                   Sale of Control  . . . . . . . . . . 16
_____________________________________   Use of Proceeds  . . . . . . . . . . 17
                                        Selling Shareholders . . . . . . . . 18
                                        Plan of Distribution . . . . . . . . 19
                                        Description of Securities  . . . . . 21
                                        Indemnification for Securities
                                        Act  Liabilities . . . . . . . . . . 23
                                        Legal Matters  . . . . . . . . . . . 24
                                        Experts  . . . . . . . . . . . . . . 24

        June ___, 2002

______________________________________  _______________________________________
______________________________________  _______________________________________

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM  14.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION


     SEC  registration  fee            $   255
     Accounting  fees  and  expenses     4,000
     Legal  fees  and  expenses          4,000
     Printing  fees                      1,500
     Nasdaq  additional  listing  fees   2,660*
     Blue  Sky filing fees and expenses  1,500
     Miscellaneous                       1,085
                                       ---------
          Total                        $15,000

     The foregoing items, except for the registration fee to the SEC, are estimated. We have agreed to bear expenses in connection with the registration of the shares of common stock being offered by us under the options and the common stock offered by the selling shareholders up to $10,000, and the selling shareholders will bear selling commissions or discounts, transfer taxes, any of their counsel fees, and expenses of the registration of the shares of common stock being offered in excess of $10,000 exclusive of our counsel fees.
_______________

* Only payable if and only to the extent options are exercised; Nasdaq listing of additional shares is charged quarterly on the basis of $2,000 or $.01 per share, whichever is higher.


ITEM  15.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Our certificate of incorporation and by-laws provide that the company shall indemnify to the fullest extent permitted by Florida law any person whom it may indemnify thereunder, including directors, officers, employees and agents of the company. Such indemnification, other than as ordered by a court, shall be made by the company only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel or by the shareholders. In addition, our certificate of incorporation provides for the elimination, to the extent permitted by Florida law, of personal liability of our directors for monetary damages for breach of fiduciary duty as directors.

     Section 607.0850 of the Florida General Corporation Act provides that a corporation shall have power to indemnify any person who was or is a party to any proceeding by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful.

     In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Pursuant to the agreement in which Simclar International acquired control of our company, we agreed to register the shares of common stock included in this registration statement. That agreement also included terms for the company and the selling shareholders to provide mutual indemnifications from any loss, claim, damage or liability to which each may become subject arising out of any untrue statement of a material fact, or an omission of a material fact that would otherwise make the statements in this registration statement or any documents incorporated by reference, in light of the circumstances under which they were made, misleading by such other person.

     However, we shall not be liable to the extent any loss or claim is based upon an untrue statement made in this prospectus if it was based on written information furnished to us by any such indemnified person. Selling shareholders are only liable under their indemnification of our company and our officers, directors and controlling persons to the extent any untrue statement or omission was provided to us in writing expressly for inclusion in this registration statement and prospectus. Each of our and the selling shareholders' indemnification includes reasonable legal and other expenses incurred by any of the indemnified parties in connection with investigating or defending any indemnified action or claim.

     Of the 13 selling shareholders, six were officers and/or directors and five are employees of our company.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling person of our company pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


ITEM  16.  EXHIBITS

(2)     Plan  of  Acquisition,  Reorganization,  Arrangement,  Liquidation  or
Succession

     (i) Agreement for Sale and Purchase of Shares among Simclar International Limited(1), Techdyne, Inc. and Medicore, Inc.(2) dated April 6, 2001 (incorporated by reference to Medicore, Inc.'s Proxy Statement dated June 1, 2001, Annex A).*

(4)     Instruments  Defining  the  Rights  of  Security  Holders,  Including
Indentures

     (i) Form of common stock certificate (incorporated by reference to the company's Form SB-2, Registration No. 33-94998-A, Part II, Item 27,
          Exhibit 4(a)).*

     (ii) Form of 1997 Stock Option Plan (incorporated by reference to the Company's Current Report on Form 8-K dated June 24, 1997 ("June, 1997 Form 8-K"), Item 7(c)(4)(i)).*

     (iii) Form of incentive stock option certificate under the 1997 Stock Option Plan (incorporated by reference to the Company's June, 1997 Form 8-K, Item 7(c)(4)(ii)).*

     (iv) Form of non-qualified stock option certificate under the 1997 Stock Option Plan (incorporated by reference to the Company's June, 1997 Form 8-K, Item 7(c)(4)(iii)).*

(5)     Opinion  of  Porter,  Wright,  Morris  & Arthur, LLP, including consent.

(23)    Consents  of  Experts  and  Counsel

     (i)    Consent  of  PricewaterhouseCoopers  LLP  (included  on  page II-6)

     (ii)   Consent  of  Wiss  &  Company,  LLP  (included  on  page  II-7).

     (iii)  Consent  of  Porter,  Wright,  Morris  & Arthur, LLP (included in
            Exhibit  5).

(24)     Power  of  Attorney  (included  on  signature  page).+

(99)     Additional  Exhibits

     (i)     Amendment  to  By-laws  effective  June  27,  2001.+

_______________

*     Documents  incorporated  by  reference  not  included  in  Exhibit Volume.

+     Documents  previously  filed  with  this  registration  statement.

(1)   Parent  of  the  company  owning  72.1%  of  the  common  stock.

(2) Former parent of the company; sold 71.3% of the common stock to Simclar International.


ITEM  17.  UNDERTAKINGS

     The  undersigned  registrant  hereby  undertakes:

(a)     Rule  415  Offering.

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)     Filings  Incorporating  Subsequent  Exchange  Act  Documents  by
Reference.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that such a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has caused this amendment no. 1 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hialeah, state of Florida on the 4th day of June, 2002.

                              TECHDYNE,  INC.

                                     /s/  Barry  Pardon
                              By:__________________________________
                                     Barry  Pardon,  President

     Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                      Title                              Date
---------                      -----                              ----

                       Chairman  of  the  Board  of  Directors
  *                    and  Chief  Executive  Officer             June 4, 2002
---------------
Samuel  Russell

/s/  Barry  Pardon     President  and  Director                   June 4, 2002
------------------
Barry  Pardon

  *                    Director                                   June 4  2002
------------------
John  Ian  Durie

/s/ David L. Watts     Chief  Financial  Officer
------------------     and  Secretary                             June 4, 2002
David  L.  Watts

  *                    Director                                   June 4, 2002
------------------
Lytton  Crossley

  *
-------------------    Director                                   June 4, 2002
Christina M.J. Russell

  *
-------------------    Director                                   June 4, 2002
Thomas  Foggo

  *                    Director                                   June 4, 2002
-------------------
Kenneth  Greenhalgh


     * By signing his name hereto, Barry Pardon signs amendment no. 1 to this registration statement on behalf of each of the persons indicated as Attorney-in-Fact.

         /s/  Barry  Pardon
         ------------------
         Barry  Pardon
         Attorney-in-Fact

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 4, 2002 relating to the financial statements and financial statement schedules, which appears in Techdyne, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                              /s/  PricewaterhouseCoopers  LLP


June  4,  2002
Dayton,  Ohio

                          INDEPENDENT AUDITOR'S CONSENT


     We consent to the reference to our firm under the caption "Experts" in amendment no. 1 to the registration statement (Form S-3, Registration No. 333-81270) and related prospectus of Techdyne, Inc. for the registration of 496,000 shares of common stock, and to the incorporation by reference therein of our report dated March 9, 2001, with respect to the consolidated financial statements and schedule of Techdyne, Inc. for the years ended December 31, 2000 and 1999 included in its Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                              /s/  Wiss  &  Company,  LLP


June  4,  2002
Livingston,  New  Jersey

                               CONSENT OF COUNSEL


     The consent of Porter, Wright, Morris & Arthur, LLP is contained in its opinion filed as Exhibit 5 to this registration statement.

                                                    Registration  No.  333-81270
________________________________________________________________________________
________________________________________________________________________________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                            _________________________


                                  PRE-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                            _________________________


                                 TECHDYNE, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                            _________________________



                                    EXHIBITS


________________________________________________________________________________
________________________________________________________________________________

                                  EXHIBIT INDEX

Exhibit  No.
------------

(2)     Plan  of  Acquisition,  Reorganization,  Arrangement,  Liquidation  or
Succession

     (i) Agreement for Sale and Purchase of Shares among Simclar International Limited(1), Techdyne, Inc. and Medicore, Inc.(2) dated April 6, 2001 (incorporated by reference to Medicore, Inc.'s Proxy Statement dated June 1, 2001, Annex A).*

(4)     Instruments  Defining  the  Rights  of  Security  Holders,  Including
Indentures

     (i) Form of common stock certificate (incorporated by reference to the company's Form SB-2, Registration No. 33-94998-A, Part II, Item 27,
          Exhibit 4(a)).*

     (ii) Form of 1997 Stock Option Plan (incorporated by reference to the Company's Current Report on Form 8-K dated June 24, 1997 ("June, 1997 Form 8-K"), Item 7(c)(4)(i)).*

     (iii) Form of incentive stock option certificate under the 1997 Stock Option Plan (incorporated by reference to the Company's June, 1997 Form 8-K, Item 7(c)(4)(ii)).*

     (iv) Form of non-qualified stock option certificate under the 1997 Stock Option Plan (incorporated by reference to the Company's June, 1997 Form 8-K, Item 7(c)(4)(iii)).*

(5)      Opinion  of  Porter,  Wright, Morris & Arthur, LLP, including consent.

(23)     Consents  of  Experts  and  Counsel

          (i)   Consent of PricewaterhouseCoopers LLP (included on page II-6)


          (ii)  Consent of Wiss & Company, LLP (included on page II-7).

          (iii) Consent of Porter, Wright, Morris & Arthur, LLP (included in
                Exhibit 5).

(24)     Power  of  Attorney  (included  on  signature  page).+

(99)     Additional  Exhibits

         (i)  Amendment to By-laws effective June 27, 2001.+

_______________

*     Documents  incorporated  by  reference  not  included  in  Exhibit Volume.

+     Documents  previously  filed  with  this  registration  statement.

(1)   Parent  of  the  company  owning  72.1%  of  the  common  stock.

(2) Former parent of the company; sold 71.3% of the common stock to Simclar International.

                                    EXHIBIT 5

 OPINION OF THE FIRM OF PORTER, WRIGHT, MORRIS & ARTHUR, LLP, INCLUDING CONSENT

                                                                       Exhibit 5

                       PORTER, WRIGHT, MORRIS & ARTHUR LLP
                                41 S. High Street
                              Columbus, Ohio 43215
                            Telephone: (614) 227-2000
                            Facsimile: (614) 227-2100

                                  June 4, 2002

Techdyne,  Inc.
2230  West  77th  Street
Hialeah,  Florida  33016

Gentlemen:

     With respect to the Registration Statement on Form S-3 (the "Registration Statement") being filed by Techdyne, Inc. (the "Company") under the Securities Act of 1933, as amended, relating to the registration of 496,000 shares of the Company's common stock, $.01 par value (the "Shares"), including 266,000 shares issuable upon the exercise of options (the "Option Shares"), under the Company's 1997 Stock Option Plan (the "Plan") we advise you as follows:

     We are counsel for the Company and have participated in the preparation of the Registration Statement. In connection with this opinion, we have examined such corporate records, documents, and other instruments of the Company as we have deemed necessary.

     Based upon the foregoing, we are of the opinion that the Option Shares are duly authorized and reserved for issuance under the Plan, and assuming that on the date of exercise of the options, the Option Shares (a) remain validly authorized, and (b) are issued and paid for in accordance with the provisions of the Plan, then upon compliance with the Securities Act of 1933, as amended, and with applicable securities or "blue sky" laws, the Option Shares will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                              Very  truly  yours,

                              /s/  Porter,  Wright,  Morris  &  Arthur  LLP

                              PORTER,  WRIGHT,  MORRIS  &  ARTHUR  LLP

                                   EXHIBIT 23


                         CONSENTS OF EXPERTS AND COUNSEL


(I)    CONSENT OF PRICEWATERHOUSECOOPERS LLP (INCLUDED ON PAGE II-6)

(II)   CONSENT OF WISS & COMPANY, LLP (INCLUDED ON PAGE II-7)

(III)  CONSENT OF PORTER, WRIGHT, MORRIS & ARTHUR, LLP (CONTAINED IN EXHIBIT 5)